EXHIBIT 2 TO SCHEDULE 13G/A

                                     ITEM 7


     Globe Building Materials, Inc. beneficially owns all of the shares it has reported on this Schedule 13G through its wholly-owned subsidiary GBM, Inc.

    The address and the tax identification number for GBM, Inc. are as follows:

                           GBM, Inc.
                           1105 North Market Street
                           Suite 1300
                           Wilmington, DE 19899
                           Tax ID No.:  51-0375188



                                                         8